International Stock Index Funds
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR EACH FUND.* The individuals listed in the tables below were elected as trustees for each fund. All trustees served as trustees to the funds prior to the shareholder meeting.

Total   International   Stock  Index  Fund,   Developed   Markets   Index  Fund,
Institutional Developed Markets Index Fund

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            TRUSTEE                    FOR           WITHHELD     PERCENTAGE FOR
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John J. Brennan                  14,890,605,500    210,628,324       98.6%
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Charles D. Ellis                 14,884,597,360    216,636,465       98.6
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Rajiv L. Gupta                   14,860,083,637    241,150,188       98.4
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JoAnn Heffernan Heisen           14,880,145,951    221,087,874       98.5
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Burton G. Malkiel                14,854,652,159    246,581,665       98.4
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Alfred M. Rankin, Jr.            14,888,363,273    212,870,551       98.6
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J. Lawrence Wilson               14,863,134,431    238,099,393       98.4
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*Results are for all funds within the same trust.